CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 1194/Amendment No. 1196 to the Registration Statement on Form N-1A of Advisor Series Trust and to the use of our report dated February 27, 2026 on the financial statements and financial highlights of Capital Advisors Growth Fund, a series of Advisor Series Trust, appearing in Form N-CSR for the year ended December 31, 2025, which are also incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 24, 2026